Exhibit 99.1

Planet Reports Financial Results for First Quarter of Fiscal Year 2027
Delivered Record Quarterly Revenue of $94 Million, up 42% YoY

Increased RPOs +81% YoY to $816 Million; Backlog +72% YoY to over $906 Million

Successfully Launched 3 Pelican Satellites, Including Sweden’s First Sovereign Reconnaissance Satellite

End of Period Cash, Cash Equivalents, and Short-Term Investments Increased 223% YoY to $731 Million

San Francisco, CA – June 4, 2026 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about change on Earth, today announced financial results for the period ended April 30, 2026.

“Planet’s excellent start to the year is a testament to the mission-critical nature of our data in an increasingly complex world,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “Planet is executing with speed and focus, evidenced by the successful launch of Sweden’s first sovereign reconnaissance satellite just four months after contract signing. By investing in AI, we are positioning Planet at the forefront of the industry and pioneering ways to make planetary-scale insights available and actionable to more users than ever before.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “We delivered record revenue of $94.2 million, accelerating our top-line growth to 42% year-over-year, driven by exceptional execution across our global go-to-market and delivery teams. The momentum in our business is further reflected in our backlog, which grew 72% year-over-year to over $906 million, providing us with excellent visibility and predictability into our future growth.” Ms. Johnson continued, “We also announced the redemption of our outstanding public warrants, generating approximately $108 million in proceeds from exercises. We ended the quarter with $731 million of cash, cash equivalents, and short-term investments, giving us a fortress balance sheet to confidently invest behind our core growth initiatives while maintaining our operational discipline.”

First Quarter of Fiscal Year 2027 Financial and Key Metric Highlights:

•
First quarter revenue increased 42% year-over-year to a record $94.2 million.
•
Percent of recurring annual contract value (ACV) was 99% as of the end of the first quarter.
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First quarter gross margin was 54%, compared to 55% in the first quarter of fiscal year 2026. First quarter non-GAAP gross margin was 56%, compared to 59% in the first quarter of fiscal year 2026.
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First quarter net loss was ($138.9) million, compared to ($12.6) million in the first quarter of fiscal year 2026. The first quarter of fiscal year 2027 net loss included an approximate ($106.5) million revaluation loss from the change in fair value of warrant liabilities related to stock price appreciation during the period. Planet announced the redemption of all of its outstanding public warrants during the quarter, resulting in approximately $107.8 million of proceeds from exercises of the public warrants. Additionally, the remaining private placement warrants were exercised on a cashless basis during the quarter. Consequently, revaluations from the change in the fair value of public warrant liabilities will not occur in future quarters.
•
First quarter adjusted EBITDA loss was ($1.0) million, compared to $1.2 million in the first quarter of fiscal year 2026.
•
First quarter GAAP net loss per share was ($0.40) and non-GAAP net loss per share was ($0.03). First quarter GAAP net loss per share included an approximate ($0.31) impact from the change in fair value of warrant liabilities related to stock price appreciation during the period.
•
First quarter net cash provided by operating activities was $15.4 million, and first quarter free cash flow was ($2.5) million.
•
Ended the quarter with $730.8 million in cash, cash equivalents and short-term investments.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships

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International Government Customer: During the quarter, Planet signed an eight-figure, one-year contract with an international Defense & Intelligence customer for dedicated capacity services from on-orbit satellites. This contract has provided the customer immediate access to high-resolution tasking capacity and advanced analytic solutions integrated across Planet’s Pelican, SkySat, and PlanetScope constellations.
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National Geospatial-Intelligence Agency: During the quarter, the NGA awarded Planet a $21.9 million, one-year contract extension for maritime surveillance under the Luno B Indefinite Delivery, Indefinite Quantity (IDIQ) for Advanced Analytics for Maritime Operations and Reconnaissance (AAMOR). Separately, Planet also received a new award from the NGA for its Global Monitoring Service to support crisis response. These awards reinforce the U.S. government’s commitment to integrating commercial, AI-enabled geospatial intelligence into its national security architecture. These milestones underscore Planet’s position as a vital partner for customers seeking persistent monitoring to accelerate critical decision-making in a dynamic geopolitical landscape.
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U.S. Navy: During the quarter, Planet was awarded a six-month, $7.5 million contract renewal by the U.S. Navy for vessel detection and monitoring over key areas of interest throughout the Pacific.
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Greek Government: During the quarter, Planet was awarded a two-year, 7-figure agreement with the Greek government to support the country’s National Satellite Space Project. Signed through the European Space Agency (ESA) on behalf of the Hellenic Ministry of Digital Governance and the Hellenic Space Center, this contract will support historical change analysis, trend detection, rapid response during critical events, and the integration of satellite data into national monitoring workflows.
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Czech Paying Agency: During the quarter, Planet signed a two-year, 7-figure contract to provide satellite imagery and AI-powered analytics to the State Agricultural Intervention Fund (SZIF) of the Czech Republic. This deal will support the country-wide agricultural payments and monitoring system serving approximately 25,000 agricultural holdings across the Czech Republic.
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Scottish Government: In January, Planet received a 7-figure award from the Agricultural and Rural Economy Directorate with partner Computacenter for PlanetScope data and advanced analytics to support the Agricultural Reform Route Map. Planet's deep archive of data and AI analysis will aid in the country's agricultural transition by rewarding farmers who focus on sustainable food production, biodiversity, and net-zero emissions.
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John Deere: During the quarter, Planet was awarded a John Deere Supplier Sustainability Award for 2025. This award highlights the value of Planet's satellite data in powering next-generation precision agriculture technologies, helping to improve on-farm efficiency and positive environmental impact for John Deere.
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Nave Analytics: During the quarter, Nave Analytics, an AgTech company focused on scalable geospatial intelligence for irrigation and water management, signed a renewal. Since 2022, Nave Analytics has partnered with Planet, incorporating Planetary Variables such as Surface Soil Moisture and Biomass Proxy into its data fusion framework. Nave’s products provide farmers and their trusted advisors with near real-time data streams covering all components of the field water balance, planting and irrigation decision risks, and operational sustainability impacts.
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Watch Duty: During the quarter, Watch Duty became a new customer. Watch Duty is a non-profit public safety platform that provides real-time wildfire tracking, mapping, and emergency alerts, particularly in remote regions of the US where satellite imagery fills critical gaps in radio traffic and on-the-ground reporting. Watch Duty has begun integrating Planet’s imagery and data into their platform for mutual customers, with a lighthouse customer in the energy sector.
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Bezos Earth Fund: Supported by funding from the Bezos Earth Fund, Planet's Tropical Forest Observatory program is providing 15 environmental and research institutions with 12 months of Planet Monthly Mosaics and PlanetScope data. These broad-area monitoring products are utilized to track changes across the Amazon biome, empowering these institutions to help halt and reverse tropical forest loss.

New Technologies and Products

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Successfully Launched 3 Pelican Satellites: In May, Planet launched three additional AI-enabled Pelican satellites aboard a SpaceX launch vehicle, bringing the total number of high-resolution Pelicans on orbit to nine. Notably, this mission included the Swedish Armed Forces’ first sovereign reconnaissance satellite, which launched just over four months after their contract was signed.
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Planet AI Application: Planet launched the private beta of a new AI application, a pioneering tool focused on making Planet’s massive global data archive queryable through natural language. By leveraging Planet’s daily data and integrating LLMs, it can help non-technical users to search the data through space and time, conduct complex time-series analysis, generate answers, and produce automated insights and analytic reports at speed and scale.
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SuperRes: In May, Planet announced SuperRes, an AI-powered technology to improve the resolution of PlanetScope data into a 2m-class resolution visual solution, providing clarity for human-in-the-loop analysis with scale and frequency.
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New Tanager Satellite: During the quarter, Planet announced an agreement with partners Carbon Mapper and the Jet Propulsion Laboratory to design a specialized, shortwave infrared only iteration of the Tanager spacecraft. This design would expand the swath width of the instrument, enabling more imaging area per collect. This new satellite is aimed at accelerating and building upon the existing Tanager satellite mission by enhancing atmospheric gas detection and supporting commercial use cases like fire fuel monitoring.
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Shipped Pelican-11 to Launch Site: Earlier this week, Planet announced that the Pelican-11 satellite was shipped to Vandenberg Space Force Base in California ahead of its launch aboard the upcoming Transporter-17 mission with SpaceX. This technology demonstration is the first of the Gen-2 Pelican satellites, which are expected to progress to providing up to 30cm-class imagery.

Financial Outlook

For the second quarter of fiscal year 2027, ending July 31, 2026, Planet expects revenue to be in the range of approximately $102 million to $107 million. Non-GAAP gross margin is expected to be in the range of approximately 52% to 55%. Adjusted EBITDA profit is expected to be in the range of approximately $0 to $5 million for the quarter. Capital expenditures are expected to be in the range of approximately $21 million and $27 million for the quarter.

For the full fiscal year 2027, Planet expects revenue to be in the range of approximately $425 million to $441 million. Non-GAAP gross margin is expected to be in the range of approximately 52% to 54%. Adjusted EBITDA profit is expected to be in the range of approximately $0 and $10 million. Capital expenditures are expected to be in the range of approximately $80 million and $95 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses, and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the second quarter of fiscal year 2027 and full fiscal year 2027 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, June 4 2026. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://events.q4inc.com/attendee/433648654. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X (formerly Twitter).

Channels for Disclosure of Information

Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its website could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures

This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog and free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employer payroll taxes related to earnout share vesting. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expense, employer payroll taxes related to earnout share vesting, change in fair value of warrant liabilities, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, certain litigation expenses, and employer taxes related to earnout share vesting.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Rule of 40: The Company defines and calculates Rule of 40 as the sum of year-over-year revenue growth and Adjusted EBITDA margin as a percent of revenue. The Company may refer to a “Rule of” number other than 40 to refer to the sum of revenue growth and Adjusted EBITDA margin as a percent of revenue for the period given.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users, as well as the value of any satellite services contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended April 30, 2026, are not necessarily indicative of its operating results for any future periods.

PLANET

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)	April 30, 2026	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$368,090	$229,441
Restricted cash and cash equivalents, current	896	642
Short-term investments	362,745	410,649
Accounts receivable, net	61,605	83,528
Inventories	9,343	6,118
Prepaid expenses and other current assets	46,299	44,984
Total current assets	848,978	775,362
Property and equipment, net	159,145	150,573
Capitalized internal-use software, net	20,980	21,475
Goodwill	143,111	143,452
Intangible assets, net	25,156	26,633
Restricted cash and cash equivalents, non-current	6,610	5,471
Operating lease right-of-use assets	39,507	14,588
Other non-current assets	7,944	8,132
Total assets	$1,251,431	$1,145,686
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,040	$10,612
Accrued and other current liabilities	58,539	55,874
Deferred revenue	230,682	220,572
Liability from early exercise of stock options	896	1,793
Operating lease liabilities, current	3,392	7,296
Public and private placement warrant liabilities	—	173,308
Total current liabilities	302,549	469,455
Deferred revenue	16,240	27,522
Deferred hosting costs	3,210	4,034
Operating lease liabilities, non-current	37,074	8,300
Convertible notes	447,569	446,884
Other non-current liabilities	1,085	1,060
Total liabilities	807,727	957,255
Stockholders’ equity
Common stock	36	34
Additional paid-in capital	2,027,480	1,631,896
Accumulated other comprehensive income (loss)	4,921	6,362
Accumulated deficit	(1,588,733)	(1,449,861)
Total stockholders’ equity	443,704	188,431
Total liabilities and stockholders’ equity	$1,251,431	$1,145,686

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended April 30,
(in thousands, except share and per share amounts)	2026	2025
Revenue	$94,150	$66,265
Cost of revenue	43,749	29,662
Gross profit	50,401	36,603
Operating expenses
Research and development	33,420	23,074
Sales and marketing	22,782	16,314
General and administrative	29,087	19,986
Total operating expenses	85,289	59,374
Loss from operations	(34,888)	(22,771)
Interest income	5,153	1,884
Interest expense	(1,446)	(499)
Change in fair value of warrant liabilities	(106,474)	10,387
Other income (expense), net	(206)	(701)
Total other income (expense), net	(102,973)	11,071
Loss before provision for income taxes	(137,861)	(11,700)
Provision for income taxes	1,011	928
Net loss	$(138,872)	$(12,628)
Basic and diluted net loss per share attributable to common stockholders	$(0.40)	$(0.04)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	345,524,328	300,267,952

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended April 30,
(in thousands)	2026	2025
Net loss	$(138,872)	$(12,628)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(728)	4,775
Change in fair value of available-for-sale securities	(713)	16
Other comprehensive income (loss), net of tax	(1,441)	4,791
Comprehensive loss	$(140,313)	$(7,837)

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended April 30,
(in thousands)	2026	2025
Operating activities
Net loss	$(138,872)	$(12,628)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	11,189	11,082
Stock-based compensation, net of capitalized cost	16,461	12,542
Change in fair value of warrant liabilities	106,474	(10,387)
Change in fair value of contingent consideration	—	(41)
Other	(331)	1,229
Changes in operating assets and liabilities
Accounts receivable	22,466	(21,185)
Inventories	(731)	—
Prepaid expenses and other assets	(3,357)	1,254
Accounts payable, accrued and other liabilities	4,081	(8,915)
Deferred revenue	(1,143)	42,072
Deferred hosting costs	(797)	2,323
Net cash provided by operating activities	15,440	17,346
Investing activities
Purchases of property and equipment	(17,310)	(8,119)
Capitalized internal-use software	(647)	(1,225)
Maturities of available-for-sale securities	37,487	11,123
Sales of available-for-sale securities	44,525	582
Purchases of available-for-sale securities	(33,367)	—
Purchases of licensed imagery intangible assets	(274)	(621)
Net cash provided by investing activities	30,414	1,740
Financing activities
Proceeds from the exercise of common stock options	3,552	2,962
Payments for withholding taxes related to the net share settlement of equity awards	(17,340)	(5,264)
Proceeds from employee stock purchase program	1,328	346
Payments of contingent consideration for business acquisitions	—	(4,820)
Proceeds from the exercise of warrants	107,801	—
Other	(138)	(2,383)
Net cash provided by (used in) financing activities	95,203	(9,159)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(1,015)	5,683
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	140,042	15,610
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	235,554	129,994
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$375,596	$145,604

PLANET

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended April 30,
(in thousands)	2026	2025
Net loss	$(138,872)	$(12,628)
Interest income	(5,153)	(1,884)
Interest expense	1,446	499
Income tax provision	1,011	928
Depreciation and amortization	11,189	11,082
Change in fair value of warrant liabilities	106,474	(10,387)
Stock-based compensation	16,461	12,542
Restructuring costs	—	20
Certain litigation expenses (1)	6,211	326
Employer payroll taxes related to earnout share vesting	(6)	—
Other (income) expense, net	206	701
Adjusted EBITDA	$(1,033)	$1,199

(1) Expenses relating to the Delaware class action lawsuit and an acquisition-related dispute.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended April 30,
(In thousands)	2026	2025
Reconciliation of cost of revenue:
GAAP cost of revenue	$43,749	$29,662
Less: Stock-based compensation	1,804	1,541
Less: Amortization of acquired intangible assets	820	691
Less: Employer payroll taxes related to earnout share vesting	(57)	—
Less: Restructuring costs	—	15
Non-GAAP cost of revenue	$41,182	$27,415

Reconciliation of gross profit:
GAAP gross profit	$50,401	$36,603
Add: Stock-based compensation	1,804	1,541
Add: Amortization of acquired intangible assets	820	691
Add: Employer payroll taxes related to earnout share vesting	(57)	—
Add: Restructuring costs	—	15
Non-GAAP gross profit	$52,968	$38,850
GAAP gross margin	54%	55%
Non-GAAP gross margin	56%	59%

Reconciliation of operating expenses:
GAAP research and development	$33,420	$23,074
Less: Stock-based compensation	5,679	4,037
Less: Employer payroll taxes related to earnout share vesting	(55)	—
Non-GAAP research and development	$27,796	$19,037
GAAP sales and marketing	$22,782	$16,314
Less: Stock-based compensation	3,112	1,929
Less: Amortization of acquired intangible assets	132	92
Less: Employer payroll taxes related to earnout share vesting	4	—
Less: Restructuring costs	—	6
Non-GAAP sales and marketing	$19,534	$14,287
GAAP general and administrative	$29,087	$19,986
Less: Stock-based compensation	5,866	5,035
Less: Amortization of acquired intangible assets	23	29
Less: Employer payroll taxes related to earnout share vesting	102	—
Less: Restructuring costs	—	(1)
Less: Certain litigation expenses	6,211	326
Non-GAAP general and administrative	$16,885	$14,597

Reconciliation of loss from operations
GAAP loss from operations	$(34,888)	$(22,771)
Add: Stock-based compensation	16,461	12,542
Add: Amortization of acquired intangible assets	975	812
Add: Employer payroll taxes related to earnout share vesting	(6)	—
Add: Restructuring costs	—	20
Add: Certain litigation expenses	6,211	326
Non-GAAP loss from operations	$(11,247)	$(9,071)

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended April 30,
(In thousands, except share and per share amounts)	2026	2025
Reconciliation of net loss
GAAP net loss	$(138,872)	$(12,628)
Add: Stock-based compensation	16,461	12,542
Add: Amortization of acquired intangible assets	975	812
Add: Employer payroll taxes related to earnout share vesting	(6)	—
Add: Restructuring costs	—	20
Add: Certain litigation expenses	6,211	326
Add: Change in fair value of warrant liabilities	106,474	(10,387)
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss	$(8,757)	$(9,315)

Reconciliation of net loss per share, diluted
GAAP net loss	$(138,872)	$(12,628)
Non-GAAP net loss	$(8,757)	$(9,315)

GAAP net loss per share, basic and diluted (1)	$(0.40)	$(0.04)
Add: Stock-based compensation	0.05	0.04
Add: Amortization of acquired intangible assets	0.00	0.00
Add: Employer payroll taxes related to earnout share vesting	(0.00)	—
Add: Restructuring costs	—	0.00
Add: Certain litigation expenses	0.02	0.00
Add: Change in fair value of warrant liabilities	0.31	(0.03)
Income tax effect of non-GAAP adjustments	—	—
Non-GAAP net loss per share, diluted (2) (3)	$(0.03)	$(0.03)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	345,524,328	300,267,952
Weighted-average shares used in computing Non-GAAP net loss per share, diluted (2)	345,524,328	300,267,952

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	April 30, 2026	January 31, 2026
Remaining performance obligations	$816,008	$852,435
Cancelable amount of contract value	90,047	47,992
Backlog	$906,055	$900,427

For remaining performance obligations as of April 30, 2026, the Company expects to recognize approximately 35% within the next 12 months, approximately 66% within the next 24 months, and the remainder thereafter. For Backlog as of April 30, 2026, the Company expects to recognize approximately 40% within the next 12 months, approximately 69% within the next 24 months, and the remainder thereafter.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles free cash flow to net cash provided by (used in) operating activities for the periods indicated:

	Three Months Ended April 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$15,440	$17,346
Purchases of property and equipment	(17,310)	(8,119)
Capitalized internal-use software	(647)	(1,225)
Free cash flow	$(2,517)	$8,002

Investor Contact

Cleo Palmer-Poroner

Planet Labs PBC

ir@planet.com

Press Contact

Trevor Hammond

Planet Labs PBC

press@planet.com